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                                                                 EXHIBIT (h)(22)



                     Nicholas-Applegate Institutional Funds
                          600 West Broadway, 30th Floor
                           San Diego, California 92101



                                November 8, 2002


Nicholas-Applegate Capital Management
600 West Broadway, 29th Floor
San Diego, California 92101

Ladies and Gentlemen:

This will confirm our agreement pursuant to which Nicholas-Applegate Capital Management (the "Adviser") will waive its fees and absorb other operating expenses of the various series of the Nicholas-Applegate Institutional Funds so that total operating expenses, excluding taxes, interest, brokerage, the expenses incurred from the creation and operation of the Mauritius entity, extraordinary expenses and expenses paid by directed brokerage and other offset arrangements, do not exceed the percentages set forth on the following page through March 31, 2003. In subsequent years, overall operating expenses for each series will not fall below the applicable percentage limitation until the Adviser has been fully reimbursed for fees foregone and expenses paid under this agreement, as each series will reimburse the Adviser in subsequent years when operating expenses (before reimbursement) are less than the applicable percentage limitation.

                                            Very truly yours,



                                            -----------------------
                                            Deborah A. Wussow
                                            Assistant Secretary



AGREED:
Nicholas-Applegate Capital Management


By:     ____________________________
         Charles H. Field, Jr.
         Deputy General Counsel

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
               FUND                                        SHARE CLASS               EXPENSE LIMITATION
U.S. Large Cap Select Growth                                      I                        1.005%
U.S. Large Cap Select Growth                                     II                         0.90%
U.S. Large Cap Select Growth                                     III                        0.85%
U.S. Large Cap Select Growth                                     IV                         0.70%
U.S. Large Cap Select Growth                                      R                         1.25%
Large Cap Value                                                   I                         1.00%
Large Cap Value                                                  II                         0.90%
Large Cap Value                                                  III                        0.80%
Large Cap Value                                                  IV                         0.70%
Large Cap Value                                                   R                         1.25%
U.S. Equity Growth                                                I                         1.00%
U.S. Equity Growth                                               II                         0.95%
U.S. Equity Growth                                               III                        0.90%
U.S. Equity Growth                                               IV                         0.85%
U.S. Equity Growth                                                R                         1.25%
Emerging Growth                                                   I                         1.25%
Emerging Growth                                                   R                         1.50%
Growth Discovery                                                  I                         1.40%
High Yield Bond                                                   I                         0.80%
High Yield Bond                                                  II                         0.70%
High Yield Bond                                                  III                        0.65%
High Yield Bond                                                  IV                         0.60%
Convertible                                                       I                         1.00%
Convertible                                                      II                         0.90%
Convertible                                                      III                        0.85%
Convertible                                                      IV                         0.80%
Value Opportunities                                               I                         1.30%
International Core Growth                                         I                         1.15%
International Core Growth                                        II                         1.00%
International Core Growth                                        III                        0.90%
International Core Growth                                        IV                         0.75%
International Core Growth                                         V                         0.65%
International Core Growth                                         R                         1.40%
Worldwide Growth                                                  I                         1.25%
Worldwide Growth                                                 II                         1.00%
Worldwide Growth                                                 III                        0.95%
Worldwide Growth                                                 IV                         0.85%
Worldwide Growth                                                  V                         0.75%
Global Select                                                     I                         1.10%
Global Select                                                    II                         1.05%
Global Select                                                    III                        1.00%

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
              FUND                                           SHARE CLASS                     FEE
Global Select                                                    IV                         0.95%
International Structured                                          I                         1.25%
International Structured                                         II                         1.10%
International Structured                                         III                        1.00%
International Structured                                         IV                         0.90%
Emerging Countries                                                I                         1.65%
Emerging Countries                                               II                         1.50%
Emerging Countries                                               III                        1.40%
Emerging Countries                                               IV                         1.30%
Emerging Countries                                                V                         1.25%